                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact:                                 Contact:
Jo-Anne Rubin and Lori Ades                      Gene Marbach and Ting Mei Chong
Public Relations Department                      Investor Relations
Everlast Worldwide Inc.                          Makovsky & Company Inc.
212-239-0990                                     212-508-9600

             EVERLAST WORLDWIDE INC. REPORTS SECOND QUARTER RESULTS

            NEW YORK,  New York,  August 14, 2003 - Everlast(R)  Worldwide  Inc.
(Nasdaq:  EVST),  manufacturer,  marketer  and  licensor of  sporting  goods and apparel under the Everlast brand name, today reported  operating results for its second quarter ended June 30, 2003.

            For the quarter,  net sales were $12.9  million as compared to $14.7 million reported in 2002. Net licensing revenues advanced 11.8% to $1.6 million.
Net  income  available  to  common  stockholders  (after  giving  effect  to the redeemable  preferred stock dividend) was $.1 million, or $0.04 per basic share, compared with $.2 million, or $0.08 per basic share, in 2002.

            For the six months ended June 30, 2003, net sales were $25.3 million as  compared to $30.4  million in 2002.  During the six  months,  net  licensing increased  15.4% to $3.2 million.  Net income  available to common  stockholders
(after  giving  effect  to the  redeemable  preferred  stock  dividend)  was $.1 million, or $0.04 per basic share, compared with $.6 million, or $0.20 per basic share, in 2002.

            "The challenges posed by the economy along with unfavorable  weather conditions throughout most of the U.S. in the second quarter forced retailers to continue their cautious stance and thus, reduced orders.  However,  against this difficult backdrop,  we posted positive operating results for the quarter," said
George Q Horowitz,  Chairman  and Chief  Executive  of Everlast  Worldwide  Inc.
"During the quarter,  we continued to enhance the Everlast  brand and expand our product  portfolio,  develop  new  manufacturing  efficiencies,  and execute our long-term growth strategies."

            Mr.  Horowitz  continued,  "While the current  environment  has been challenging, we continue to see opportunities that will position the company for long-term  profitable  growth.  This is  evidenced  by our  recent  new  product development and new licensing activities particularly in the area of nutritional products,  health  and  beauty  aids  for men  and  women,  as well as  consumer non-durables.  We also expanded our presence in the important children's apparel segment  through  a  number  of  licensing  agreements.  We  are  positioned  to capitalize on consumer demand for niche market brands such as Everlast."

                                    - more -

            Mr. Horowitz concluded,  "Regardless of what the balance of the year holds in  terms of the  economy,  we  remain  committed  to our  brand  building activities  and product  expansion  efforts.  Licensing  the  Everlast  brand in important  product  categories  will  remain a  corporate  priority  and we have identified  a number of market  segments,  which hold great  promise for us. Our flagship apparel line will be updated with new styles and products.  The stature of our boxing  brand will  continue  to grow as we unfold new event  sponsorship activities in the coming  months.  We will also continue to support the Everlast brand name with unique and impactful  advertising and merchandising  efforts. We are now looking  forward to leveraging  the  strategic  progress we have made to deliver strong returns and enhanced value for our shareholders."

EVERLAST WEB SITE UPDATED

The  Company  also  announced  that  it  has  recently   updated  its  web  site
(www.everlast.com).  Featuring Everlast's traditional black and yellow colors as well as the brand's  distinctive  logo,  the updated site includes the Company's boxing  endorsers,  the history of the brand,  product  catalogues,  among other items of interest. Said Mr. Horowitz, "We want to make it easy for our customers to interact  with us and our updated  site should  achieve  this goal as the new site is easy to navigate and  incorporates  many of the  features our  customers have suggested to us."

ABOUT EVERLAST WORLDWIDE INC.

Everlast  Worldwide Inc.  manufactures,  markets and licenses sporting goods and apparel  products under the Everlast brand name.  Since 1910,  Everlast has been the  preeminent  brand in the  world of boxing  and is among  the most  dominant brands in the overall  sporting goods and apparel  industries.  Over the past 90 years, Everlast products have become the "Choice of Champions(TM)",  having been used for training and  professional  fights by many of the biggest  names in the sport.  Everlast is the market  leader in nearly all of its product  categories, responsible for leading eight of the top ten boxing equipment products in sales.
Through its apparel  division,  Everlast  men's and women's active wear products are sold to over  20,000  retail  locations  throughout  the  United  States and
Canada,  including a variety of department  stores,  specialty  stores,  catalog operations and better mass merchandisers. In addition to producing and marketing the equipment and  accessories,  Everlast  Worldwide Inc.  licenses its brand to providers  of men's and women's  sportswear  and active wear,  children's  wear, footwear, watches, cardiovascular exercise equipment and gym/duffel bags. At the retail  level,  Everlast's  licensed  products  generate  over $500  million  in revenues. The company's Web site can be found at http://www.everlast.com.

This  release  contains  forward-looking   statements  that  involve  risks  and
uncertainties.  The Company's actual results could differ  materially from those anticipated  in these  forward-looking  statements.  Factors that may cause such differences  include,  but are not limited to, the Company's  expansion into new markets,  competition,  technological  advances and  availability  of managerial personnel.

                                      # # #

                             EVERLAST WORLDWIDE INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                                                    Three months ended              Six months ended
                                                        June 30,                        June 30,
                                                    ------------------              ----------------
                                                  2003            2002            2003           2002
                                               -----------    ------------    -----------     ------------
                                               (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Net sales                                     $ 12,939,061    $ 14,725,911    $ 25,294,344    $ 30,460,507

Cost of goods sold                               9,386,797      10,144,052      18,306,839      20,604,882
                                              ------------    ------------    ------------    ------------
Gross profit                                     3,552,264       4,581,859       6,987,505       9,855,625

Net license revenues                             1,586,415       1,418,950       3,235,251       2,803,617
                                              ------------    ------------    ------------    ------------
                                                 5,138,679       6,000,809      10,222,756      12,659,242
                                              ------------    ------------    ------------    ------------
Operating expenses:
  Selling and shipping                           2,795,667       3,079,581       5,832,111       5,882,041
  General and administrative                     1,550,477       1,354,123       2,937,341       3,081,265
  Amortization                                     228,168         228,168         456,336         456,336
                                              ------------    ------------    ------------    ------------
                                                 4,574,312       4,661,872       9,225,788       9,419,642
                                              ------------    ------------    ------------    ------------

Income from operations                             564,367       1,338,937         996,968       3,239,600
                                              ------------    ------------    ------------    ------------

Other income (expense):
  Interest expense                                (238,297)       (168,478)       (475,209)       (319,580)
  Investment income                                 15,259           7,047          27,906          13,658
                                              ------------    ------------    ------------    ------------
                                                  (223,038)       (161,431)       (447,303)       (305,922)
                                              ------------    ------------    ------------    ------------

Income before provision for income taxes           341,329       1,177,506         549,665       2,933,678

Provision for income taxes                         110,465         588,242         285,825       1,400,432
                                              ------------    ------------    ------------    ------------

Net income                                    $    230,864    $    589,264    $    263,840    $  1,533,246
                                              ============    ============    ============    ============

Redeemable preferred stock dividend                119,705         349,191         136,805         908,586
                                              ------------    ------------    ------------    ------------
Net income available to common shareholders   $    111,159    $    240,073    $    127,035    $    624,660
                                              ============    ============    ============    ============

Basic earnings per common share               $       0.04    $       0.08    $       0.04    $       0.20
                                              ============    ============    ============    ============

                             EVERLAST WORLDWIDE INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                     June 30       December 31
                                                                                      2003            2002
                                                                                 --------------  ------------
                                                                                  (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                                                      $  2,429,302    $  2,530,452
  Marketable equity securities                                                        340,264         308,841
  Accounts receivable - net                                                         5,135,677       7,697,847
  Inventories                                                                      13,031,741      11,460,160
  Prepaid expenses and other current assets                                           876,958         819,053
                                                                                 ------------    ------------
                Total current assets                                               21,813,942      22,816,353

  Restricted cash                                                                   1,009,986       1,003,701
  Property and equipment, net                                                       6,369,898       6,487,830
  Goodwill                                                                          6,718,492       6,718,492
  Trademarks, net                                                                  24,945,357      25,401,693
  Other assets                                                                      1,414,897       1,418,683
                                                                                 ------------    ------------

                                                                                 $ 62,272,572    $ 63,846,752
                                                                                 ============    ============

LIABILITIES, REDEEMABLE PARTICIPATING PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
  Due to factor                                                                  $  3,696,056    $  3,351,997
  Current maturities of long term debt                                                366,018         363,028
  Accounts payable                                                                  3,055,317       3,391,334
  Income taxes payable                                                                185,521         553,850
  Accrued expenses and other current liabilities                                      910,945         794,543
  Preferred stock dividend payable                                                    136,805       1,450,808
                                                                                 ------------    ------------
                Total current liabilities                                           8,350,662       9,905,560

License deposits payable                                                              568,833         563,526
Long term debt, net of current maturities                                           3,044,275       3,227,324
                                                                                 ------------    ------------
                Total liabilities                                                  11,963,770      13,696,410
                                                                                 ------------    ------------

Series A redeemable participating preferred stock                                  35,000,000      35,000,000
                                                                                 ------------    ------------

Stockholders' equity:
  Common stock, par value $.002; 19,000,000 shares
     authorized; 3,182,236 issued, 3,008,236 outstanding                                6,364           6,364
  Class A common stock, par value $.01; 100,000 shares
     authorized; 100,000 shares issued and outstanding                                  1,000           1,000
  Paid-in capital                                                                  11,662,825      11,662,825
  Retained earnings                                                                 4,332,215       4,205,179
  Accumulated other comprehensive income                                               33,617           2,193
                                                                                 ------------    ------------
                                                                                   16,036,021      15,877,561
  Less treasury stock, at cost (174,000 common shares)                               (727,219)       (727,219)
                                                                                 ------------    ------------
                                                                                   15,308,802      15,150,342
                                                                                 ------------    ------------

                                                                                 $ 62,272,572    $ 63,846,752
                                                                                 ============    ============